SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 16, 2007

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	1-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza

5600 N. May Avenue

Suite 320

Oklahoma City, Oklahoma     73112

(Address of principal executive offices) (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 Pages

Information to be Included in the Report:

Item 1.01 Entry into a Material Definitive Agreement

Background. Beard Pinnacle, LLC (“BP”) was formed by Beard Technologies, Inc. (“BTI”) to construct and operate a pond fines recovery facility (the “Project”) located at the Smith Branch Coal Refuse Disposal Facility of Pinnacle Mining Company, LLC (“PMC”). BTI and PinnOak Resources, LLC (“PinnOak”), the sole member of PMC, reached an understanding regarding the initial equity funding of BP and its development and operation of the Project. Construction of the Project commenced in September of 2005.

While the Project was under construction a number of agreements were executed between BTI, PinnOak and various PinnOak affiliates. Effective as of October 31, 2006 certain PinnOak affiliates (the “Group”) exercised their ownership and control option under one of the agreements. As a result, the Group’s membership interest in BP increased from 50% to 75%, BTI’s membership interest decreased from 50% to 25%, and BP ceased to be a consolidated entity of the Company.

To date PinnOak has advanced more than $14,150,000 to BP to finance the construction of the Project. $2,800,000 of the PinnOak advances were converted by the Group to equity in BP. As a result, the PinnOak loans to BP amounted to more than $11,350,000. These loans were guaranteed by BTI and secured by BTI’s remaining 25% membership interest in BP.

Separation Agreement. Because of cost over-runs of more than $3,000,000 on the Project and the low rate of production achieved during the ramp-up period, BTI agreed with PinnOak to terminate most of the existing agreements governing the Project and to give up its remaining 25% interest in BP, while remaining as the contract operator for the Project. A Separation Agreement was executed by BTI on May 11, 2007 and received back from PinnOak on May 16, 2007. A copy of the agreement is attached hereto as Exhibit 99.1.

On May 18, 2007 we issued a press release advising of the change of ownership in the Project and release of liability under the guaranty. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated:

Exhibit No.	Description

99.1	Separation Agreement dated May 11, 2007
99.2	Press Release dated May 18, 2007

Page 2 of 3 Pages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

May 18, 2007

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Separation Agreement dated May 11, 2007	Filed herewith electronically

99.2	Press Release dated May 18, 2007	Filed herewith electronically

Page 3 of 3 Pages